Exhibit 16.1

WEINICK
SANDERS	1375 BROADWAY
LEVENTHAL & CO., LLP	NEW YORK, N.Y. 10018-7010

CERTIFIED PUBLIC ACCOUNTANTS	212-869-3333
FAX: 212-764-3060

WWW.WSLCO.COM

March 14, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by CRYO-CELL International, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated March 14, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Weinick Sanders Leventhal & Co., LLP

New York, N. Y.